UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of 2020 Employee Stock Purchase Plan

At the 2020 annual meeting of the stockholders of Axcelis Technologies, Inc. (the “Company”) held on May 19, 2020 (the “Annual Meeting”), the Company’s stockholders approved a proposed 2020 Employee Stock Purchase Plan (the “2020 ESPP”) to replace an Employee Stock Purchase Plan expiring in June 2020. 1,000,000 shares of common stock are reserved for future issuance under the 2020 ESPP. The Company’s Board of Directors and the Compensation Committee of the Board of Directors previously approved the 2020 ESPP, subject to such stockholder approval. The Company’s executive officers are eligible to participate in the 2020 ESPP. A summary of the material terms of the 2020 ESPP is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 30, 2020 (the “Proxy Statement”). A copy of the 2020 ESPP is filed with the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held at the offices of the Company at 108 Cherry Hill Drive, Beverly, Massachusetts on May 19, 2020. Out of 32,831,750 shares of Common Stock (as of the record date of March 25, 2020) entitled to vote at the meeting, 29,951,943 shares, or 91.2%, were present in person or by proxy.

1.	At the Annual Meeting, each of the nine nominees for election as directors received the number of votes set opposite the nominee’s name, constituting a plurality of the votes cast, and therefore such nominee has been duly elected as a director of the Company:

Proposal 1	Number of Votes
Proposal to elect the following nominees as a director	For	Withheld	Broker Non- Votes	Percentage of Total Voted For

1. Tzu-Yin Chiu	26,194,648	590,008	3,167,155	97.80%

2. Richard J. Faubert	26,448,127	336,529	3,167,155	98.74%

3. R. John Fletcher	25,792,792	991,864	3,167,155	96.30%

4. Arthur L. George, Jr.	26,442,367	342,289	3,167,155	98.72%

5. Joseph P. Keithley	26,136,649	648,007	3,167,155	97.58%

6. John T. Kurtzweil	26,452,293	332,363	3,167,155	98.76%

7. Mary G. Puma	26,747,658	36,998	3,167,155	99.86%

8. Thomas St. Dennis	26,193,675	590,981	3,167,155	97.79%

9. Jorge Titinger	26,366,734	417,922	3,167,155	98.44%

2.	The following sets forth the tally of the votes cast on the proposal to approve the 2020 Employee Stock Purchase Plan, as adopted by the Board of Directors. A majority of the votes cast were voted in favor of the approval of the 2020 Employee Stock Purchase Plan, as adopted by the Board of Directors, and therefore the 2020 Employee Stock Purchase Plan has been approved by the stockholders:

Proposal 2	Number of Votes
				Broker	Percentage of
				Non-	Total Voted
	For	Against	Abstaining	Votes	For
Proposal to approve the 2020 Employee Stock Purchase Plan	26,721,401	50,300	13,087	3,167,155	99.8%

3.	The following sets forth the tally of the votes cast on the proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company’s financial statements for the year ending December 31, 2020. A majority of the votes cast were voted in favor of the proposal, and therefore the appointment of auditors has been ratified by the stockholders:

Proposal 3	Number of Votes
				Broker	Percentage of
				Non-	Total Voted
	For	Against	Abstaining	Votes	For
Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company’s financial statements for the year ending December 31, 2020.	29,094,724	837,406	19,813	0	97.2%

4.	The following sets forth the tally of the votes cast on the proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2019, as described under “Executive Compensation” in the Proxy Statement. A majority of the votes cast were voted in favor of the proposal, and therefore such advisory vote has passed.

Proposal 4	Number of Votes
				Broker	Percentage
				Non-	of Total
	For	Against	Abstaining	Votes	Voted For
Proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2019, as described under “Executive Compensation” in the Proxy Statement.	25,955,003	800,162	29,623	3,167,155	97.0%

Item 8.01 Other Events.

On May 20, 2020, the Board of Directors of the Company:

•	elected Richard J. Faubert as the Chairman of the Board of Directors;

•	appointed R. John Fletcher, Arthur L. George, Jr., John T. Kurtzweil, and Richard J. Faubert to serve as the Compensation Committee of the Board of Directors, with Mr. George designated as Chairman thereof;

•	appointed Joseph P. Keithley, John T. Kurtzweil and R. John Fletcher to serve as the Audit Committee of the Board of Directors, with Mr. Kurtzweil designated as Chairman thereof;

•	appointed Tzu-Yin Chiu, Joseph P. Keithley, and Thomas St. Dennis to serve as the Nominating and Governance Committee of the Board of Directors, with Mr. Keithley designated as Chairman thereof; and

•	appointed Tzu- Yin Chiu, Richard J. Faubert, Arthur L. George, Jr., and Thomas St. Dennis to serve as the Technology and New Product Development Committee of the Board of Directors with Mr. St. Dennis designated as Chairman thereof.

Such election and appointments are to serve until the next annual meeting of the Board of Directors and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2020	Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President HR/Legal and General Counsel